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                                                                  Exhibit 99(c)

TRUSTCO
Bank Corp NY                                          News Release
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192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiaries:     Trustco Bank                        NASDAQ - TRST
                  Trustco Savings Bank

CONTACT:
            John L. Pritchard
            Administrative Vice President
            518-381-3629


FOR IMMEDIATE RELEASE:


                         TRUSTCO DECLARES CASH DIVIDEND


Glenville, New York - May 15, 2001. On May 15, 2001, the Board of Directors of the Company declared a quarterly dividend of $0.15 per share, payable July 2, 2001, to the shareholders of record at the close of business on June 8, 2001.

      TrustCo is a $2.5 billion bank holding company and through its subsidiaries, Trustco Bank, National Association and Trustco Savings Bank, operate 57 bank offices in Albany, Columbia, Greene, Montgomery, Rensselaer, Saratoga, Schenectady, Schoharie, Warren, and Washington counties. In addition, Trustco Bank, N.A. operates a full service Trust Department with $1.22 billion of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.

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